EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in the Registration Statement on Form S-8 of MasTec, Inc., of our report dated March 31, 1999, on our audits of the consolidated financial statements as of December 31, 1998, and for the year then ended, of Sintel, S.A. and subsidiaries.


Arthur Andersen

Madrid, Spain
April 30, 1999